UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Stratagene Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0683641
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

11011 North Torrey Pines Road	92037
La Jolla, California	(Zip Code)
(Address of Principal
Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-109420

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

          A description of the common stock, par value $0.0001 per share (“Common Stock”), of Stratagene Corporation, a Delaware corporation (“Stratagene”), to be registered hereunder is contained under the caption “Description of Stratagene Capital Stock” in the Prospectus which constitutes part of Stratagene’s Registration Statement on Form S-4 (File No. 333-109420) which was declared effective by the Securities and Exchange Commission on April 29, 2004, and is incorporated herein by reference.

Item 2. Exhibits.

          The documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Exhibit Title
3.1(1)	Form of Second Amended and Restated Certificate of Incorporation of the registrant

3.2(1)	Form of Amended and Restated Bylaws of the registrant

4.1(1)	Specimen common stock certificate of the registrant

4.2(1)	Form of Registration Rights Agreement by and among the registrant and Dr. Joseph A. Sorge, the J. A. Sorge Trust I, the J. A. Sorge Trust II, the J. A. Sorge Trust III, the J. A. Sorge Trust IV, Biosense Partners, L.P. and the Joseph A. Sorge Charitable Remainder Trust dated December 26, 2002

(1)	Incorporated by reference to Stratagene’s Registration Statement on Form S-4 (File No. 333-109420).

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 3, 2004	STRATAGENE CORPORATION

	By:	/s/ JOSEPH A. SORGE, M.D.

	Name:	Joseph A. Sorge, M.D.
	Title:	Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
3.1(1)	Form of Second Amended and Restated Certificate of Incorporation of the registrant

3.2(1)	Form of Amended and Restated Bylaws of the registrant

4.1(1)	Specimen common stock certificate of the registrant

4.2(1)	Form of Registration Rights Agreement by and among the registrant and Dr. Joseph A. Sorge, the J. A. Sorge Trust I, the J. A. Sorge Trust II, the J. A. Sorge Trust III, the J. A. Sorge Trust IV, Biosense Partners, L.P. and the Joseph A. Sorge Charitable Remainder Trust dated December 26, 2002

(1)	Incorporated by reference to Stratagene’s Registration Statement on Form S-4 (File No. 333-109420).